UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2014

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Masonite International Corporation
(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)
(800) 895-2723
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters.
On August 20, 2014, the Board of Directors of Masonite Israel Ltd., a wholly-owned subsidiary of Masonite International Corporation, decided to voluntarily seek a Stay of Proceedings from the Israeli courts in an attempt to restructure the business. The court filing was made on August 21, 2014. The court is expected to appoint a Trustee to oversee the operation of the business and to attempt to restructure it.
The action to seek court protection followed a comprehensive evaluation of the alternatives for the business, including an organized sale process that was ultimately unsuccessful.
As a result of Masonite Israel Ltd.’s filing, we preliminarily estimate that Masonite International Corporation will incur between $8 million and $12 million of charges primarily related to assets disposed of, abandoned or impaired less any amount received as a result of the court process. Of this amount, we estimate that approximately $1 million to $2 million would be cash-related costs for the payment of certain fees and guarantees.
Masonite Israel Ltd. represented approximately 1.0 percent of total consolidated net sales of Masonite International Corporation for the twelve months ended June 29, 2014, and is currently operating at a loss.

Forward-Looking Statements
This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, the estimates of the amounts of impairment charges disclosed herein. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as "may," "might," "will," "should," "estimate," "project," "plan," "anticipate," "expect," "intend," "outlook," "believe" and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
These risks and uncertainties include: (i) the preliminary nature of the estimated charges disclosed herein and the possibility the estimates may change as our analysis develops and additional information is obtained; (ii) the ongoing and uncertain nature of our restructuring efforts in Israel and any unexpected costs or challenges that may arise; (iii) the underlying assumptions relating to the forward-looking statements; and (iv) other factors described under “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 29, 2013, and our Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2014.
We caution you that the foregoing list of important factors is not exclusive. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	August 21, 2014	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary

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